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                                                                     EXHIBIT 5.1

ILOG S.A.

9, rue de Verdun

94253 Gentilly

France

Paris, October 15, 1998

                                   ILOG S.A.

Dear Sirs:

    We have acted as your French counsel, in relation to French law, in connection with the contribution of all of the shares of COMPASS MODELING SOLUTIONS, INC. ("Compass") to ILOG S.A., a SOCIETE ANONYME organized under the laws of the Republic of France (the "Company"), in exchange for shares of the Company (the "Shares"). This opinion is being provided in connection with the registration of 26,779 of the Shares in the form of American depository shares under the Securities Act of 1933, as amended (the "Act").

    For purposes of this opinion, we have examined the following documents:

    1. a certified copy of the by-laws ("STATUTS") of the Company as amended on August 3, 1998 and an extract (Form K-bis) of THE REGISTRE DU COMMERCE ET DES SOCIETE DE CRETEIL relating to the Company dated August 26, 1998;

    2. an asset contribution agreement ("CONTRAT D'APPORT") by and between the Company and each of Compass shareholders (the "Contribution Agreement")'

    3. all other relevant corporate documents of the Company, including without limitation a copy of the minutes of the Board of Directors held on August 3, 1998, a copy of the minutes of the extraordinary general meeting of the shareholders of the Company held on August 31, 1998, issuing the Shares, a copy of the report of the Board of Directors and of the statutory auditors of the Company for such shareholders' meeting as well as of the special auditors ("COMMISSAIRE AUX APPORTS") appointed by Court; and

    4. a draft of the Company's Form F-3 Registration Statement for the registration of 26,779 of the Shares of October 14, 1998 and

    5. such further documents and matters of law as we have considered necessary or appropriate for the purposes of rendering this opinion.

    In examining the documents referred to above, we have assumed:

    (i) the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and the authenticity of the originals of such documents;

    (ii) the due authorization, execution and delivery of the Contribution Agreement by each of the parties thereto (other than the Company) and that performance thereof if within the capacity and powers of each of the parties thereto (other than the Company).

    As we are members of the French Bar and do not represent ourselves to be familiar with the laws of any jurisdiction other than France, we do not pass upon and express no opinion with respect to any of the matters governed by or to be determined on the basis of any such laws.

    Based upon and subject to the foregoing and subject to the qualifications below, and to any matters not disclosed to us by the parties concerned, and having regard to such legal considerations as we deem to be relevant, we are of the opinion that under French law as in effect at the date hereof, the 26,779 Shares to be registered under the Act have been duly and validly issued and are fully paid up.
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    We express no opinion as to any agreement, instrument or other document other than as specified in this letter.

    We hereby consent to the filing of this opinion as an exhibit to the Form F-3 Registration Statement and to the reference to Stibbe Simont Monahan Duhot & Giroux in the Prospectus included in the Form F-3 Registration Statement for the registration of 26,779 Shares under the heading "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. This opinion may not be used for any other purpose.

Very truly yours,

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
                    /s/ PATRICK SINGER                      /s/ OLIVIER EDWARDS
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               Patrick Singer                                 Olivier Edwards
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